As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-196885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Amy Doberman, Esq.

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[1]
ProShares Ultra Bloomberg Crude Oil[2]	$200,000,000	$25,760
ProShares UltraShort Bloomberg Crude Oil[3]	$1,000,000,000	$128,800
ProShares UltraShort Euro Common Units of Beneficial Interest	$200,000,000	$25,760
TOTAL	$1,400,000,000	$180,320[4]

(1)	The amounts of the registration fees for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act of 1933, as amended (the “1933 Act”).
(2)	Prior to July 1, 2014, the Fund was named ProShares Ultra DJ-UBS Crude Oil.
(3)	Prior to July 1, 2014, the Fund was named ProShares UltraShort DJ-UBS Crude Oil.
(4)	The Registration Statement filed on June 18, 2014 (333-196885) partially terminated certain amounts of the aggregate offering proceeds by decreasing the aggregate offering proceeds of the registered and unissued common units of beneficial interests in the amounts of: (a) $300,000,000 with respect to ProShares Ultra Gold, which amounts were registered and paid for with the Registrant’s Form S-1/A filed on August 15, 2008 (File No. 333-146801) providing an offset in the amount of $16,740. See also Registrant’s Form S-3ASR Registration Statement filed on December 4, 2009 (File No. 333-163511); and (b) $200,000,000 with respect to ProShares Ultra Silver providing an offset in the amount of $27,280 and $100,000,000 with respect to ProShares UltraShort Silver providing an offset in the amount of $13,640, which amounts were registered and paid for with the Registrant’s Form S-3 Registration Statement filed on April 9, 2013 (File No. 333-187820) (collectively, the “S-3 Reallocated Amounts”).

An accompanying Registration Statement on Form S-1 was simultaneously filed by the Registrant on June 18, 2014 (333-196884) which also partially terminated certain amounts of the aggregate offering proceeds of various registered and unissued common units of beneficial interests of certain other series of the Registrant in the amounts of: (a) $200,000,000 for ProShares VIX Mid-Term Futures ETF, which amounts were registered and paid for with the Registrant’s Form S-1 filed on April 29, 2013 (File No. 333-188215) providing an offset in the amount of $27,280; (b) $100,000,000 for ProShares Ultra Bloomberg Commodity (previously ProShares Ultra DJ-UBS Commodity) providing an offset in the amount of $5,580, $200,000,000 for ProShares Ultra Euro providing an offset in the amount of $11,160, and $200,000,000 for ProShares Ultra Yen providing an offset in the amount of $11,160, which amounts were registered and paid for with the Registrant’s Form S-1 filed on January 23, 2009 (File No. 333-156888). See also Registrant’s Form S-3ASR filed on December 4, 2009 (File No. 333-163511); and (c) $200,000,000 for ProShares UltraShort Bloomberg Commodity (previously ProShares UltraShort DJ-UBS Commodity) providing an offset in the amount of $14,260, which amounts were registered and paid for with the Registrant’s Form S-1/A filed on August 15, 2008 (File No. 333-146801). See also Registrant’s Form 424(b)(2) filed on June 23, 2011 (File No. 333-163511) (collectively, the “S-1 Reallocated Amounts”).

In addition, the Registrant terminated certain amounts of the aggregate offering proceeds of various registered and unissued common units of beneficial interests of certain other series of the Registrant (ProShares UltraPro Short Euro providing an offset in the amount of $40,920, ProShares Managed Futures Strategy providing an offset in the amount of $27,280 and ProShares Commodity Managed Futures Strategy providing an offset in the amount of $13,640), which amounts were registered and paid for with the Registrant’s Form S-1 Registration Statement filed on December 5, 2012 (File No. 333-185288) (collectively, the “Unlaunched Amounts”).

As provided in the Fee Table above, the total registration fees paid in connection with this S-3 is the sum of (i) the S-3 Reallocated Amounts ($57,660), (ii) a portion of the S-1 Reallocated Amounts ($40,820), and (iii) the Unlaunched Amounts ($81,840), applied pursuant to Rule 457(p) under the Securities Act of 1933 to completely offset the registration fees due in connection with this filing.

This Registration Statement contains a combined prospectus under Rule 429 promulgated under the 1933 Act, which relates to File No. 333-189967. Accordingly, upon effectiveness, this Registration Statement shall act as Post-Effective Amendment No. 1 to File No. 333-189967.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (the “Pre-Effective Amendment”) amends the Form S-3 Registration Statement filed on June 18, 2014 on behalf of ProShares Trust II by adding certain exhibits as indicated in Part II of this Pre-Effective Amendment. This Pre-Effective Amendment does not modify any provision of the prospectuses that form part of the Registration Statement. Accordingly, preliminary prospectuses have been omitted.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

	Approximate Amount
Securities and Exchange Commission Registration Fee	$180,320	*
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$5,000
Fees of Counsel	$35,000

Total	$235,320

*	The Registration Statement filed on June 18, 2014 (333-196885) partially terminated certain amounts of the aggregate offering proceeds by decreasing the aggregate offering proceeds of the registered and unissued common units of beneficial interests in the amounts of: (a) $300,000,000 with respect to ProShares Ultra Gold, which amounts were registered and paid for with the Registrant’s Form S-1/A filed on August 15, 2008 (File No. 333-146801) providing an offset in the amount of $16,740. See also Registrant’s Form S-3ASR Registration Statement filed on December 4, 2009 (File No. 333-163511); and (b) $200,000,000 with respect to ProShares Ultra Silver providing an offset in the amount of $27,280 and $100,000,000 with respect to ProShares UltraShort Silver providing an offset in the amount of $13,640, which amounts were registered and paid for with the Registrant’s Form S-3 Registration Statement filed on April 9, 2013 (File No. 333-187820) (collectively, the “S-3 Reallocated Amounts”).

An accompanying Registration Statement on Form S-1 was simultaneously filed by the Registrant on June 18, 2014 (333-196884) which also partially terminated certain amounts of the aggregate offering proceeds of various registered and unissued common units of beneficial interests of certain other series of the Registrant in the amounts of: (a) $200,000,000 for ProShares VIX Mid-Term Futures ETF, which amounts were registered and paid for with the Registrant’s Form S-1 filed on April 29, 2013 (File No. 333-188215) providing an offset in the amount of $27,280; (b) $100,000,000 for ProShares Ultra Bloomberg Commodity (previously ProShares Ultra DJ-UBS Commodity) providing an offset in the amount of $5,580, $200,000,000 for ProShares Ultra Euro providing an offset in the amount of $11,160, and $200,000,000 for ProShares Ultra Yen providing an offset in the amount of $11,160, which amounts were registered and paid for with the Registrant’s Form S-1 filed on January 23, 2009 (File No. 333-156888). See also Registrant’s Form S-3ASR filed on December 4, 2009 (File No. 333-163511); and (c) $200,000,000 for ProShares UltraShort Bloomberg Commodity (previously ProShares UltraShort DJ-UBS Commodity) providing an offset in the amount of $14,260, which amounts were registered and paid for with the Registrant’s Form S-1/A filed on August 15, 2008 (File No. 333-146801). See also Registrant’s Form 424(b)(2) filed on June 23, 2011 (File No. 333-163511) (collectively, the “S-1 Reallocated Amounts”).

In addition, the Registrant terminated certain amounts of the aggregate offering proceeds of various registered and unissued common units of beneficial interests of certain other series of the Registrant (ProShares UltraPro Short

Euro providing an offset in the amount of $40,920, ProShares Managed Futures Strategy providing an offset in the amount of $27,280 and ProShares Commodity Managed Futures Strategy providing an offset in the amount of $13,640), which amounts were registered and paid for with the Registrant’s Form S-1 Registration Statement filed on December 5, 2012 (File No. 333-185288) (collectively, the “Unlaunched Amounts”).

As provided in the Fee Table above, the total registration fees paid in connection with this S-3 is the sum of (i) the S-3 Reallocated Amounts ($57,660), (ii) a portion of the S-1 Reallocated Amounts ($40,820), and (iii) the Unlaunched Amounts ($81,840), applied pursuant to Rule 457(p) under the Securities Act of 1933 to completely offset the registration fees due in connection with this filing.

Item 15.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 16.	Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.2	Form of Authorized Participant Agreement(2)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality(3)

8.1	Opinion of Sidley Austin LLP as to income tax matters(3)

10.1	Form of Sponsor Agreement(4)

10.2	Form of Administration and Transfer Agency Services Agreement(2)

10.3	Form of Custodian Agreement(5)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(6)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP(7)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on June 18, 2014.
(4)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(5)	Incorporated by reference to the Trust’s Registration Statement, filed on October 22, 2008.
(6)	Incorporated by reference to the Trust’s Registration Statement filed on September 16, 2011.
(7)	Filed herewith.

(b) Financial Statements. No financial statements are filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 28th of July 2014.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson Name: Todd B. Johnson	Principal Executive Officer	July 28, 2014

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer (Principal Accounting Officer)	July 28, 2014

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Todd B. Johnson Name: Todd B. Johnson	Member of the Sponsor (Director)	July 28, 2014

/s/ Michael L. Sapir* Name: Michael L. Sapir	Member of the Sponsor (Director)	July 28, 2014

*	Signed by Amy R. Doberman pursuant to powers of attorney included as part of the Registration Statement filed with the SEC on June 18, 2014.